Exhibit 99.1

Contacts: Investor Relations: Angela White ir@vistaprint.com +1 (781) 652-6480 Media Relations: Kaitlin Ambrogio publicrelations@vistaprint.com +1 (781) 652-6444

Vistaprint Agrees to Acquire Dutch Print Group

- Company to expand product base and extend customer reach -

VENLO, the Netherlands, February 18, 2014 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced it has entered into a definitive agreement to acquire People & Print Group B.V.

People & Print Group, based in Deventer, the Netherlands, is comprised of several online printing sites focused primarily on the Dutch and Belgian markets, including its most well known site, Drukwerkdeal.nl. The company’s customers consist of local printers, design agencies and resellers, as well as small businesses that have the ability to create and upload graphic design files (as opposed to Vistaprint’s customers, who typically use online graphic templates). People & Print Group differentiates its offering in part by an emphasis on outstanding and personalized customer service levels. The company operates in the Netherlands and Belgium, with approximately 175 employees.

This acquisition combines the strength of People & Print Group’s production innovation and customer relationship expertise with the technology and manufacturing expertise of Vistaprint. Vistaprint currently plans to continue to grow the People & Print Group brands as an independent and focused set of brands that will remain distinct from Vistaprint in their value proposition and positioning. Over a multi-year period, the acquisition is expected to enable expanded product offerings for both Vistaprint and People & Print Group as products from the respective brands are introduced to the other. We also anticipate the combined company will have opportunities to improve customer value proposition and profitability over time through economies of scale.

“We are excited to welcome the People & Print Group team into the Vistaprint family,” said Robert Keane, president and chief executive officer of Vistaprint. “We believe its culture of customer centricity and product innovation, combined with Vistaprint’s technology and manufacturing strength, will enhance our mutual capabilities as we look to expand our customer value proposition and customer bases.”

Keane continued, “People & Print Group has built a model that focuses primarily on small businesses, but through a higher-touch approach that addresses customers with more sophisticated marketing and design needs. The small business market is large and fragmented. Different customer segments have varied needs, and we view the addition of People & Print Group to our portfolio of companies as a way for Vistaprint to enhance its ability to serve customers outside of Vistaprint’s target customers. We are committed to growing People & Print Group’s unique customer value proposition, brand, and high levels of customer service.”

Marco Aarnink, People & Print Group’s chief executive officer added, “We believe that our broad and deep product line and expertise will complement Vistaprint’s current offerings. As a company that continues to focus on its customer experience and relationships, we are excited about the opportunities ahead of us. This combination should enable us to even better serve a growing group of satisfied customers, as we believe Vistaprint’s scale, financial strength, technology and manufacturing expertise will help People & Print Group take our offering to the next level.”

Subject to satisfaction of various closing conditions, Vistaprint expects the transaction to close during its fourth fiscal quarter of 2014. People & Print Group management and employees will join the Vistaprint team, but will continue to operate under the People & Print Group brands.

Vistaprint expects this transaction to be immaterial to our fiscal 2014 financial results. Vistaprint will provide updated detailed guidance and longer-term commentary after the close of the transaction.

Vistaprint was advised on this transaction by Shan Finance (banking advisor), Stibbe (legal advisor) and KPMG Advisory N.V. (finance advisor). People & Print Group was advised by One Equity Advisors (banking advisor) and Lexence (legal advisor).

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) empowers more than 16 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 4,600 people, operates more than 25 localized websites globally and ships to more than 130 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

About People & Print Group

The human touch in quality printing

People & Print Group is the holding company of several successful online brands, the largest of which is Drukwerkdeal.nl. The organization has the mission to create printing experiences worth talking about: convenient, personal and tailor made. With its strong and easy-to-use front-end, personal service and high quality products, People & Print Group serves a fast-growing number of customers in the Netherlands and Belgium. As a market leader in the Netherlands, Drukwerkdeal.nl focuses on B2B customers with a customer-focused strategy and continuous product innovation. From its advanced production sites, People & Print Group offers a complete solution in printing and graphic related products, from business cards to posters and from photos on canvas to giant banners. During the whole process, service is a top priority. With the high-touch customer service model, People & Print Group creates a ‘just around the corner-feeling’ to all its customers.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including but not limited to the closing of Vistaprint’s acquisition of People & Print Group and the effects of the acquisition on Vistaprint’s financial results and both companies’ businesses. Actual results may differ materially from those indicated by these forward-looking statements. If either company fails to satisfy the conditions to the closing of the transaction, then the acquisition may be delayed or may not close at all. In addition, the acquisition may fail to meet the companies’ business and financial expectations if, among other factors, the companies fail to retain their current customers and attract new customers; the companies fail to develop new and enhanced products and services or cross sell their products to each other’s customers; key employees of Vistaprint or People & Print Group leave the company; Vistaprint fails to make planned investments in its or People & Print Group’s business or those investments do not have the anticipated effects on the companies’ businesses; Vistaprint fails to identify and address the causes of its revenue weakness in Europe; Vistaprint fails to manage the growth and development of its and People & Print Group’s businesses; competitors succeed in taking sales away from the companies’ products and services; or there are unfavorable changes in currency exchange rates or general economic conditions. You can also find other factors described in our Form 10-Q for the fiscal quarter ended December 31, 2013 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.